Exhibit 99.1
For Immediate Release
November 3, 2010
GIBRALTAR REPORTS THIRD-QUARTER EPS OF $0.04
•	Balance Sheet Continues to Strengthen Though Effective Working Capital Management

•	Cash on Hand Increases to $48 Million, Total Liquidity Improves to $153 Million
          BUFFALO, NEW YORK (November 3, 2010) — Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer and distributor of products for building markets, today reported its financial results for the three and nine months ended September 30, 2010.
          Net sales from continuing operations in the third quarter of 2010 were $182 million, a decrease of 4% compared to the third quarter of 2009, as persistently weak activity levels reduced the order volumes from the Company’s key end markets of residential and non-residential building construction. Income from continuing operations before special charges in the third quarter of 2010 was $1.8 million, or $0.06 per diluted share, compared to $9.9 million, or $0.33 per diluted share, in the third quarter of 2009. On a GAAP basis, income from continuing operations was $1.3 million, or $0.04 per diluted share, for the third quarter of 2010 compared to $7.6 million, or $0.25 per diluted share, for the third quarter of 2009. Please refer to the attached reconciliation of GAAP income from continuing operations to income from continuing operations before special charges for more information concerning the nature and amount of special charges and the Company’s use of Non-GAAP measures.
     “Our key end markets, residential and non-residential building, continued to be slow and coupled with persistently high unemployment levels that resulted in low consumer confidence and low spending, contributed to decreased order rates for our products, particularly our non-residential products. In spite of the sales decline, we were able to maintain a profitable position as a result of cost reduction activities which helped offset both the decline in volume and increased raw material volatility that led to a less favorable alignment between selling prices and raw material costs than was experienced in last year’s third quarter,” said Brian Lipke, Gibraltar’s Chairman and Chief Executive Officer.
     For the first nine months of 2010, net sales from continuing operations were $531 million, a decrease of 3% compared to the first nine months of 2009, which was primarily due to weaker markets and lower demand levels in the residential and non-residential building markets. The Company generated income from continuing operations before special charges of $4.4 million, or $0.14 per diluted share, in the first nine months of 2010, compared to a $5.6 million, or $0.19 per diluted share, in the first nine months of 2009. On a GAAP basis, income from continuing operations was $2.8 million, or $0.09 per diluted share, for the first nine months of 2010, compared to a loss from continuing operations of $11.3 million, or $0.38 per diluted share, for the first nine months of 2009. Please refer to the attached reconciliation of GAAP income from continuing operations to income from continuing operations before special charges for more information concerning the nature and amount of special charges and the Company’s use of Non-GAAP measures.
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          “Our business leaders did a solid job this quarter. Despite the challenging end markets and poor economic climate, we have continued to drive for increased market share and have capitalized on our ability to be more agile and responsive to our customers’ needs in part due to our much leaner and more efficient business posture. We remain committed to providing outstanding customer service while maintaining very competitive pricing to help our customers succeed. In addition, we have continued to develop new products and marketing programs that help our customers maintain a leadership position well into the future. Although these are challenging economic times, we feel confident that we are establishing a path for future growth and success while still maintaining a solid business position in today’s environment,” said Henning Kornbrekke, Gibraltar’s President and Chief Operating Officer.
Liquidity and Capital Resources
•	The Company’s liquidity increased to $153 million at September 30, which included cash on hand of $48 million and availability of $105 million under our Senior Credit Agreement.

•	Gibraltar generated free cash flow of $48.1 million, or 9% of sales, during the first nine months of 2010, consisting of cash generated by operations of $54.4 million less capital expenditures of $6.3 million.
Outlook
          “Looking ahead to the fourth quarter, which is historically our slowest period, we anticipate sequentially lower sales and earnings as a result of the normal seasonal slowing of our business coupled with an uncertain business outlook. In 2011, we expect improved performance from our existing businesses as a result of our continuing restructuring and cost cutting activities, new product offerings, and market share gains. Also, our renewed focus on acquisitions is expected to provide additional sales and bottom line growth opportunities. In addition, we remain confident that our category-leading products, strong and growing relationships with market leaders in every distribution channel, and improved operating efficiencies will propel the company forward providing improved shareholder returns as markets begin to recover. Our focus is to improve bottom line performance in 2011 even absent improvements in our end market demand levels,” added Mr. Lipke.
Third-Quarter Conference Call Details
          Gibraltar has scheduled a conference call to review its results for the third quarter of 2010 tomorrow, November 4, 2010, starting at 9:00 am ET. A link to the call can be accessed on Gibraltar’s Web site, at http://www.gibraltar1.com. The presentation slides that will be discussed during the call are expected to be available on Wednesday, November 3, by 6:00 p.m. ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar Web site: http://www.gibraltar1.com/investors/index.cfm?page=48. If you are not able to participate in the call, you may listen to a replay or review a copy of the prepared remarks via the link above. Both will be available on the Gibraltar Web site shortly following the call. The conference call replay link, presentation slides, and prepared remarks will remain on the Gibraltar Web site for one year.
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About Gibraltar
          Gibraltar Industries serves customers in a variety of industries in all 50 states and throughout the world from 48 facilities in 22 states, Canada, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index. The Company is North America’s leading ventilation products, mail storage (single and cluster), rain dispersion, bar grating, expanded metal, and metal lath manufacturer. Gibraltar is also the second-largest manufacturer of structural connectors in North America and it holds leadership positions in other product categories. More than 80% of its sales come from products having the #1 or #2 market share.
               Comprehensive information about the Company can be found on its Web site, at http://www.gibraltar1.com.
Safe Harbor Statement
          Information contained in this news release, other than historical information, contains forward-looking statements and may be subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest or tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
          To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this news release. Non-GAAP financial data excluded special charges consisting of intangible asset impairment charges, restructuring charges primarily associated with the closing and consolidation of our facilities, interest expense costs recognized as a result of our interest rate swap becoming ineffective and the write off of deferred financing costs. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
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Next Earnings Announcement
          Gibraltar expects to release its financial results for the three and 12 months ending December 31, 2010, on Wednesday, February 24, 2011. The Company also expects to hold its next quarterly earnings conference call on February 25, 2011, starting at 9:00 am ET.
CONTACT: Kenneth P. Houseknecht, Investor Relations, at 716/826-6500, ext. 3229, khouseknecht@gibraltar1.com.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales	$182,061	$190,520	$531,360	$547,661
Cost of sales	150,758	145,803	431,576	446,392

Gross profit	31,303	44,717	99,784	101,269
Selling, general, and administrative expense	25,840	26,437	80,226	77,101
Intangible asset impairment (recovery)	—	—	(177)	25,501

Income (loss) from operations	5,463	18,280	19,735	(1,333)
Interest expense	(4,746)	(7,050)	(16,483)	(17,435)
Equity in partnership’s income and other income	33	56	164	163

Income (loss) before taxes	750	11,286	3,416	(18,605)
(Benefit of) provision for income taxes	(592)	3,668	602	(7,298)

Income (loss) from continuing operations	1,342	7,618	2,814	(11,307)
Discontinued operations:
Loss before taxes	(236)	(4,298)	(30,697)	(18,411)
Benefit of income taxes	(91)	(1,592)	(11,330)	(7,086)

Loss from discontinued operations	(145)	(2,706)	(19,367)	(11,325)

Net income (loss)	$1,197	$4,912	$(16,553)	$(22,632)

Net income (loss) per share — Basic:
Income (loss) from continuing operations	$0.04	$0.25	$0.09	$(0.38)
Loss from discontinued operations	(0.00)	(0.09)	(0.64)	(0.37)

Net income (loss)	$0.04	$0.16	$(0.55)	$(0.75)

Weighted average shares outstanding — Basic	30,325	30,158	30,295	30,126

Net income (loss) per share — Diluted:
Income (loss) from continuing operations	$0.04	$0.25	$0.09	$(0.38)
Loss from discontinued operations	(0.00)	(0.09)	(0.63)	(0.37)

Net income (loss)	$0.04	$0.16	$(0.54)	$(0.75)

Weighted average shares outstanding — Diluted	30,442	30,338	30,442	30,126

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$48,315	$23,596
Accounts receivable, net of reserve of $3,673 and $3,853 in 2010 and 2009, respectively	96,222	71,782
Inventories	85,230	86,296
Other current assets	17,006	25,513
Assets of discontinued operations	5,307	44,938

Total current assets	252,080	252,125

Property, plant, and equipment, net	165,833	174,704
Goodwill	393,640	392,704
Acquired intangibles	78,141	82,182
Investment in partnership	127	2,474
Other assets	17,133	17,811
Assets of discontinued operations	—	52,942

	$906,954	$974,942

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$65,571	$47,383
Accrued expenses	42,676	38,757
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	4,547	22,468

Total current liabilities	113,202	109,016

Long-term debt	206,706	256,874
Deferred income taxes	52,552	51,818
Other non-current liabilities	19,818	16,791
Liabilities of discontinued operations	—	12,217
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,516,197 and 30,295,084 shares issued at September 30, 2010 and December 31, 2009, respectively	305	303
Additional paid-in capital	231,284	227,362
Retained earnings	287,429	303,982
Accumulated other comprehensive loss	(2,037)	(2,230)
Cost of 218,894 and 150,903 common shares held in treasury at September 30, 2010 and December 31, 2009, respectively	(2,305)	(1,191)

Total shareholders’ equity	514,676	528,226

	$906,954	$974,942

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(16,553)	$(22,632)
Loss from discontinued operations	(19,367)	(11,325)

Income (loss) from continuing operations	2,814	(11,307)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,916	19,535
Intangible asset impairment (recovery)	(177)	25,501
Provision for deferred income taxes	375	(10,749)
Equity in partnership’s income	(23)	(55)
Stock compensation expense	3,599	3,426
Non-cash charges to interest expense	3,762	2,797
Other non-cash adjustments	1,026	3,224
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(24,824)	1,269
Inventories	(187)	44,077
Other current assets and other assets	7,341	(4,780)
Accounts payable	19,048	3,174
Accrued expenses and other non-current liabilities	6,984	7,454

Net cash provided by operating activities of continuing operations	39,654	83,566
Net cash provided by operating activities of discontinued operations	14,774	28,026

Net cash provided by operating activities	54,428	111,592

Cash Flows from Investing Activities
Net proceeds from sale of business	29,164	—
Net proceeds from sale of property and equipment	271	269
Additional consideration for acquisitions	—	(4,354)
Purchase of investment in partnership	(1,000)	—
Purchases of property, plant, and equipment	(6,347)	(7,443)

Net cash provided by (used in) investing activities of continuing operations	22,088	(11,528)
Net cash used in investing activities of discontinued operations	(436)	(629)

Net cash provided by (used in) investing activities	21,652	(12,157)

Cash Flows from Financing Activities
Long-term debt payments	(58,967)	(122,172)
Proceeds from long-term debt	8,559	30,948
Purchase of treasury stock at market prices	(1,114)	(627)
Payment of deferred financing fees	(164)	(2,292)
Payment of dividends	—	(1,499)
Excess tax benefit from stock compensation	55	—
Net proceeds from issuance of common stock	270	—

Net cash used in financing activities	(51,361)	(95,642)

Net increase in cash and cash equivalents	24,719	3,793

Cash and cash equivalents at beginning of year	23,596	11,308

Cash and cash equivalents at end of period	$48,315	$15,101

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2010
	As		Impairment	Results
	Reported	Deferred	And Exit	Excluding
	In GAAP	Financing	Activity	Special
	Statements	Costs	Costs	Charges
Net sales	$182,061	$—	$—	$182,061
Cost of sales	150,758	—	(436)	150,322

Gross profit	31,303	—	436	31,739
Selling, general, and administrative expense	25,840	—	—	25,840

Income from operations	5,463	—	436	5,899
Operating margin	3.0%	0.0%	0.2%	3.2%

Interest expense	(4,746)	—	—	(4,746)
Equity in partnership’s income and other income	33	—	—	33

Income before income taxes	750	—	436	1,186
(Benefit of) provision for income taxes	(592)	—	12	(580)

Income from continuing operations	$1,342	$—	$424	$1,766

Income from continuing operations per share — diluted	$0.04	$0.00	$0.02	$0.06

	Three Months Ended September 30, 2009
	As		Impairment	Results
	Reported	Deferred	And Exit	Excluding
	In GAAP	Financing	Activity	Special
	Statements	Costs	Costs	Charges
Net sales	$190,520	$—	$—	$190,520
Cost of sales	145,803	—	(1,125)	144,678

Gross profit	44,717	—	1,125	45,842
Selling, general, and administrative expense	26,437	(379)	(695)	25,363

(Loss) income from operations	18,280	379	1,820	20,479
Operating margin	9.6%	0.2%	0.9%	10.7%

Interest expense	(7,050)	1,154	—	(5,896)
Equity in partnership’s income and other income	56	—	—	56

Income before income taxes	11,286	1,533	1,820	14,639
Provision for income taxes	3,668	498	592	4,758

Income from continuing operations	$7,618	$1,035	$1,228	$9,881

Income from continuing operations per share — diluted	$0.25	$0.04	$0.04	$0.33

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30, 2010
	As	Intangible		Impairment	Results
	Reported	Asset	Ineffective	And Exit	Excluding
	In GAAP Statements	Impairment Recovery	Interest Rate Swap	Activity Costs	Special Charges
Net sales	$531,360	$—	$—	$—	$531,360
Cost of sales	431,576	—	—	(905)	430,671

Gross profit	99,784	—	—	905	100,689
Selling, general, and administrative expense	80,226	—	—	(159)	80,067
Intangible asset impairment recovery	(177)	177	—	—	—

Income from operations	19,735	(177)	—	1,064	20,622
Operating margin	3.7%	(0.0)%	0.0%	0.2%	3.9%

Interest expense	(16,483)	—	1,424	—	(15,059)
Equity in partnership’s income and other income	164	—	—	—	164

Income before income taxes	3,416	(177)	1,424	1,064	5,727
Provision for income taxes	602	(73)	520	297	1,346

Income from continuing operations	$2,814	$(104)	$904	$767	$4,381

Income from continuing operations per share — diluted	$0.09	$(0.00)	$0.03	$0.02	$0.14

	Nine Months Ended September 30, 2009
	As			Impairment	Results
	Reported	Intangible	Deferred	And Exit	Excluding
	In GAAP Statements	Asset Impairment	Financing Costs	Activity Costs	Special Charges
Net sales	$547,661	$—	$—	$—	$547,661
Cost of sales	446,392	—	—	(1,705)	444,687

Gross profit	101,269	—	—	1,705	102,974
Selling, general, and administrative expense	77,101	—	(379)	(763)	75,959
Intangible asset impairment	25,501	(25,501)	—	—	—

(Loss) income from operations	(1,333)	25,501	379	2,468	27,015
Operating margin	(0.2)%	4.5%	0.1%	0.5%	4.9%

Interest expense	(17,435)	—	1,154	—	(16,281)
Equity in partnership’s income and other income	163	—	—	—	163

Loss before income taxes	(18,605)	25,501	1,533	2,468	10,897
Benefit of income taxes	(7,298)	10,416	498	1,639	5,255

Loss from continuing operations	$(11,307)	$15,085	$1,035	$829	$5,642

Loss from continuing operations per share — diluted	$(0.38)	$0.50	$0.03	$0.04	$0.19